Exhibit 99.1
News Release
JBT Corporation
70 W. Madison
Suite 4400
Chicago, IL 60602

For Release: Immediate

Investors & Media:	Jeff Scipta	+1 312 861 5930

JBT Corporation Reports Third-Quarter 2018 Results

Third-Quarter 2018 Highlights:

◦	Revenue of $482 million, up 15 percent from the third quarter of 2017

◦	Operating income of $37 million, including a $12 million restructuring expense

◦	Total segment operating profit of $60 million, up 12 percent

◦	Earnings per diluted share of $0.82 or an adjusted $1.06 versus $0.82 in the year-ago period, up 29 percent

Full-Year 2018 Outlook:

◦	Maintaining organic revenue growth guidance of 7 - 8 percent, with higher growth at AeroTech offsetting lower growth at FoodTech

◦	Refining 2018 diluted EPS from continuing operations guidance to $2.90 - $3.00 and adjusted EPS guidance to $4.00 - $4.10, including $0.60 benefit from ASC 606 versus prior estimate of $0.35

CHICAGO, October 31, 2018-JBT Corporation (NYSE: JBT), a leading global technology solutions provider to high-value segments of the food & beverage industry, today reported results for the third quarter of 2018.
“JBT continued to generate double digit revenue and segment operating income growth in the third quarter,” said Tom Giacomini, Chairman, President and Chief Executive Officer. “However, FoodTech revenue was impacted by a shortfall in book and ship orders in the quarter. Additionally, orders were lower because of delays in large projects at Liquid Foods and a slowdown in Protein business from Asia.”
Third quarter 2018 revenue increased 15 percent from the third quarter of 2017, with gains of 10 percent organically, 3 percent from acquisitions, and a 4 percent gain from the new ASC 606 revenue recognition standard, partially offset by a 2 percent unfavorable foreign exchange translation impact.
“While JBT has exhibited good expense control and is capturing initial operational benefits from our restructuring program, third quarter profit margins were pressured by lower than expected volume, rising input costs, and foreign exchange translation,” continued Giacomini.

Third quarter 2018 operating income of $36.6 million included a restructuring expense of $11.6 million. Total segment operating profit of $59.5 million increased 12 percent, including an 8 percent benefit from ASC 606 and a 5 percent unfavorable impact from foreign exchange translation. Segment operating profit margins declined 30 basis points year over year.
Diluted earnings per share from continuing operations was $0.82 for the third quarter of 2018 compared to $0.82 for the third quarter of 2017. Adjusted diluted earnings per share from continuing operations was $1.06 for the third quarter of 2018.

Orders and Backlog
For the third quarter of 2018, inbound orders of $448 million increased 2 percent, as a 15 percent gain at AeroTech offset a 5 percent decline at FoodTech. Through the first three quarters of 2018, orders increased 12 percent year-over-year, with gains of 6 percent and 28 percent, respectively, at FoodTech and AeroTech. Backlog expanded 7 percent year over year.
Restructuring
In the third quarter of 2018, JBT recorded a restructuring charge of $11.6 million, part of the previously announced program to unlock the benefits of the Company’s expanded global scale. “We are pleased with the progress of our restructuring to date and are confident in our ability to capture total benefits of $45 million as we exit 2019,” stated Giacomini.

2018 Outlook

For full-year 2018, JBT continues to expect organic revenue growth of 7 - 8 percent, with growth of 5 - 6 percent at FoodTech and 14 - 15 percent at AeroTech. The other components of top-line growth are forecasted to be 2 - 3 percent from acquisitions, 6 - 7 percent from ASC 606, and 0 - 1 percent from foreign exchange, resulting in total growth of 17 - 18 percent. Segment margins are expected to expand approximately 30 basis points for both FoodTech and AeroTech, with continued pressure from higher input costs.

JBT expects 2018 diluted EPS from continuing operations of $2.90 - $3.00 and adjusted EPS of $4.00 - $4.10. EPS guidance includes an ASC 606 benefit of $0.60 compared with prior estimate of $0.35.

Third-Quarter 2018 Earnings Conference Call
A conference call is scheduled for 10:00 a.m. EDT on Thursday, November 1, 2018 to discuss third-quarter 2018 financial results. Participants may access the conference call by dialing (833) 238-7952 in the U.S. and Canada or (647) 689-4200 for international callers and using conference ID 9768015, or through the Investor Relations link on our website at www.jbtc.com/investors. An online audio replay of the call will be available on the Company’s Investor Relations website at approximately 1:30 p.m. EDT on November 1, 2018.

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JBT Corporation (NYSE: JBT) is a leading global technology solutions provider to high-value segments of the food & beverage industry with focus on proteins, liquid foods and automated system solutions. JBT designs, produces and services sophisticated products and systems for multi-national and regional customers through its FoodTech segment. JBT also sells critical equipment and services to domestic and international air transportation customers through its AeroTech segment. JBT Corporation employs approximately 5,900 people worldwide and operates sales, service, manufacturing and sourcing operations in more than 25 countries. For more information, please visit www.jbtc.com.

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. These risks and uncertainties are described under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission that may be accessed on the Company’s website. The Company cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements.

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Revenue	$481.9	$420.8	$1,382.4	$1,151.4
Cost of sales	346.8	299.3	1,003.4	817.5

Gross profit	135.1	121.5	379.0	333.9
Gross profit %	28.0%	28.9%	27.4%	29.0%

Selling, general and administrative expense	79.0	74.0	237.4	222.1
Research and development expense	5.7	6.9	20.7	19.6
Restructuring expense	11.6	0.3	32.8	1.3
Other expense (income), net	2.2	(1.6)	3.4	(0.6)

Operating income	36.6	41.9	84.7	91.5
Operating income %	7.6%	10.0%	6.1%	7.9%

Other income (expense), net	—	0.3	(0.6)	0.9
Interest expense, net	(3.4)	(3.6)	(10.5)	(10.3)
Income from continuing operations before income taxes	33.2	38.6	73.6	82.1
Provision for income taxes	6.8	12.2	12.1	19.8
Income from continuing operations	26.4	26.4	61.5	62.3
Loss from discontinued operations, net of taxes	—	(0.6)	(0.3)	(1.2)
Net income	$26.4	$25.8	$61.2	$61.1

Basic earnings per share:
Income from continuing operations	$0.83	$0.83	$1.93	$1.99
Loss from discontinued operations	—	(0.02)	(0.01)	(0.04)
Net income	$0.83	$0.81	$1.92	$1.95

Diluted earnings per share:
Income from continuing operations	$0.82	$0.82	$1.91	$1.97
Loss from discontinued operations	—	(0.02)	(0.01)	(0.04)
Net income	$0.82	$0.80	$1.90	$1.93

Weighted average shares outstanding
Basic	31.9	31.9	31.9	31.3
Diluted	32.1	32.3	32.2	31.7

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited and in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Income from continuing operations as reported	$26.4	$26.4	$61.5	$62.3

Non-GAAP adjustments:
Restructuring expense	11.6	0.3	32.8	1.3

Impact on tax provision from Non-GAAP adjustments(1)	(3.0)	(0.1)	(8.4)	(0.4)
Impact on tax provision from mandatory repatriation	0.6	—	0.6	—
Impact on tax provision from rate change on deferred taxes	(1.5)	—	(1.5)	—
Adjusted income from continuing operations	$34.1	$26.6	$85.0	$63.2

Income from continuing operations as reported	$26.4	$26.4	$61.5	$62.3
Total shares and dilutive securities	32.1	32.3	32.2	31.7
Diluted earnings per share from continuing operations	$0.82	$0.82	$1.91	$1.97

Adjusted income from continuing operations	$34.1	$26.6	$85.0	$63.2
Total shares and dilutive securities	32.1	32.3	32.2	31.7
Adjusted diluted earnings per share from continuing operations	$1.06	$0.82	$2.64	$1.99

(1) Impact on tax provision was calculated using the Company’s annual effective tax rate of 25.71% and 31.00%, for 2018 and 2017, respectively.
The above table contains adjusted income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP financial measures, and are intended to provide an indication of our underlying ongoing operating results and to enhance investors’ overall understanding of our financial performance by eliminating the effects of certain items that are not comparable from one period to the next. In addition, this information is used as a basis for evaluating our performance and for the planning and forecasting of future periods. This information is not intended to nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited and in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net income	$26.4	$25.8	$61.2	$61.1

Loss from discontinued operations, net of taxes	—	(0.6)	(0.3)	(1.2)

Income from continuing operations as reported	26.4	26.4	61.5	62.3

Provision for income taxes	6.8	12.2	12.1	19.8
Net interest expense	3.4	3.6	10.5	10.3
Depreciation and amortization	15.3	12.8	43.1	37.9

EBITDA	51.9	55.0	127.2	130.3

Restructuring expense	11.6	0.3	32.8	1.3

Adjusted EBITDA	$63.5	$55.3	$160.0	$131.6

The above table provides net income as adjusted by income taxes, net interest expense and depreciation and amortization expense recorded during the period to arrive at EBITDA. Further, we add back to EBITDA significant expenses that are not indicative of our ongoing operations to calculate an Adjusted EBITDA for the periods reported. Given the Company’s focus on growth through strategic acquisitions, management considers Adjusted EBITDA to be an important non-GAAP financial measure. This measure allows us to monitor business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results. This information is not intended to nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE GUIDANCE TO ADJUSTED DILUTED EARNINGS PER SHARE GUIDANCE
(Unaudited and in cents)

Guidance
Full Year 2018

Diluted earnings per share from continuing operations	$2.90 - $3.00

Non-GAAP adjustments:
Restructuring expense (1)	1.55

Impact on tax provision from Non-GAAP adjustments(2)	(0.41)
Impact on tax provision from mandatory repatriation	0.02
Impact on tax provision from rate change on deferred taxes	(0.05)

Adjusted diluted earnings per share from continuing operations	$4.00 - $4.10

(1) Restructuring expense is estimated to be approximately $50.0 million for full year of 2018. These amounts have been divided by our estimate of 32.2 million total shares and dilutive securities to derive the earnings per share value.

(2) Impact on tax provision was calculated using the Company's expected tax rate to be incurred on these restructuring costs of 26.0%.

JBT CORPORATION
BUSINESS SEGMENT DATA
(Unaudited and in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue
JBT FoodTech	$332.5	$296.1	$997.7	$816.6
JBT AeroTech	149.5	124.8	384.6	334.8
Other revenue and intercompany eliminations	(0.1)	(0.1)	0.1	—
Total revenue	$481.9	$420.8	$1,382.4	$1,151.4

Income before income taxes
Segment operating profit(1)
JBT FoodTech	$41.9	$37.8	$110.8	$89.4
JBT FoodTech segment operating profit %	12.6%	12.8%	11.1%	10.9%

JBT AeroTech	17.6	15.4	40.2	35.8
JBT AeroTech segment operating profit %	11.8%	12.3%	10.5%	10.7%

Total segment operating profit(2)	59.5	53.2	151.0	125.2
Total segment operating profit %	12.3%	12.6%	10.9%	10.9%

Corporate expense(1)	(11.3)	(11.0)	(33.5)	(32.4)
Restructuring expense	(11.6)	(0.3)	(32.8)	(1.3)

Operating income	$36.6	$41.9	$84.7	$91.5
Operating income %	7.6%	10.0%	6.1%	7.9%

Other business segment information

Inbound Orders
JBT FoodTech	$282.3	$296.4	$952.9	$897.3
JBT AeroTech	165.7	144.0	467.3	365.4
Intercompany eliminations/other	0.1	—	0.2	0.1
Total inbound orders	$448.1	$440.4	$1,420.4	$1,262.8

			As of September 30,
			2018	2017
Order Backlog
JBT FoodTech			$408.2	$438.9
JBT AeroTech			346.9	269.4
Total order backlog			$755.1	$708.3

(1) Segment operating profit is defined as total segment revenue less segment operating expenses. Corporate expense, restructuring expense, interest income and expense and income taxes are not allocated to the segments. Corporate expense generally includes corporate staff-related expense, stock-based compensation, LIFO adjustments, certain foreign currency-related gains and losses, and the impact of unusual or strategic events not representative of segment operations.

(2) Total segment operating profit, as presented elsewhere in this release, is a non-GAAP measure.  The table above includes a reconciliation of total segment operating profit to operating income.  We believe that this measure provides to investors a more comprehensive understanding of the information used by management in evaluating the performance of its segment operations.  It is not intended to nor shall be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.

JBT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in millions)

	September 30, 2018	December 31, 2017
Cash and cash equivalents	$38.5	$34.0
Trade receivables, net	334.0	316.4
Inventories	256.6	190.2
Other current assets	57.6	48.0
Total current assets	686.7	588.6

Property, plant and equipment, net	238.9	233.0
Other assets	595.6	569.8
Total assets	$1,521.2	$1,391.4

Short-term debt and current portion of long-term debt	$0.1	$10.5
Accounts payable, trade and other	174.1	157.1
Advance and progress payments	173.3	127.6
Other current liabilities	148.9	146.2
Total current liabilities	496.4	441.4

Long-term debt, less current portion	486.1	372.7

Accrued pension and other postretirement benefits, less current portion	62.5	85.9
Other liabilities	43.8	49.5

Common stock and additional paid-in capital	233.5	248.5
Retained earnings	354.7	333.7
Accumulated other comprehensive loss	(155.8)	(140.3)
Total stockholders' equity	432.4	441.9
Total liabilities and stockholders' equity	$1,521.2	$1,391.4

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in millions)

	Nine Months Ended September 30,
	2018	2017

Cash flows from operating activities:
Income from continuing operations	$61.5	$62.3

Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	43.1	37.9
Other	(16.0)	7.2

Changes in operating assets and liabilities:
Trade accounts receivable, net	(18.5)	(20.6)
Inventories	(49.2)	(53.8)
Accounts payable, trade and other	16.4	11.7
Advance and progress payments	17.3	37.0
Other - assets and liabilities, net	(28.0)	(12.5)

Cash provided by continuing operating activities	26.6	69.2

Cash required by discontinued operating activities	(0.6)	(1.2)

Cash provided by operating activities	26.0	68.0

Cash flows required by investing activities:
Acquisitions, net of cash acquired	(57.6)	(103.1)
Capital expenditures	(28.5)	(27.5)
Other	1.8	1.4

Cash required by investing activities	(84.3)	(129.2)

Cash flows provided by financing activities:
Net proceeds (payments) on credit facilities	107.4	(94.5)
Dividends	(9.8)	(9.6)
Purchase of treasury stock	(12.0)	(5.0)
Proceeds from stock issuance, net of stock issuance costs	—	184.1
Other	(20.4)	(10.0)

Cash provided by financing activities	65.2	65.0

Effect of foreign exchange rate changes on cash and cash equivalents	(2.4)	1.4

Increase (decrease) in cash and cash equivalents	4.5	5.2

Cash and cash equivalents, beginning of period	34.0	33.2

Cash and cash equivalents, end of period	$38.5	$38.4